Exhibit 1.1
3,130,435 Shares of Common Stock
STAAR Surgical Company
(a Delaware corporation)
Common Stock, par value $0.01 per share
Underwriting Agreement
April 25, 2007
Pacific Growth Equities, LLC
One Bush Street, Suite 1700
San Francisco, California 94104
Ladies and Gentlemen:
STAAR Surgical Company, a Delaware corporation (the “Company”), proposes to issue and sell to Pacific Growth Equities, LLC (the “Underwriter”) an aggregate of 3,130,435 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 469,565 shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively referred to as the “Shares.”
1.     Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriter as set forth below in this Section.
(a)     A registration statement on Form S-3 (No. 333-136213) relating to the Shares, including a form of prospectus (the “initial registration statement”), has been filed with the Securities and Exchange Commission (the “Commission”) and was declared effective on August 8, 2006 (the “Initial Registration Statement Effective Date”). As used in this Underwriting Agreement, “Registration Statement” as of any time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and any information in a prospectus or prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act of 1933 (“Securities Act”), together with any registration statement filed by the Company pursuant to Rule 462(b) of the Securities Act, that has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “Effective Date” of the Registration Statement relating to the Shares. For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. For purposes of this Underwriting Agreement, “Applicable Time” means 11:45 p.m. Pacific Daylight Time on April 25, 2007.

“Statutory Prospectus” as of any time means the prospectus relating to the Shares that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any basic prospectus or prospectus supplement deemed to be a part thereof pursuant to Rule 430B or 430C that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Shares and otherwise satisfies Section 10(a) of the Securities Act.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 (“Rule 433”) under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being specified in Schedule IV.
(b)     On the Initial Registration Statement Effectiveness Date, at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus) and on the Effective Date, the Registration Statement conform in all material respects to the requirements, as to form, of the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made (with respect to the Prospectus and any supplement or amendment thereto) not misleading. At the Applicable Time, the Registration Statement and the Statutory Prospectus will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations, and neither of such documents contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of the Underwriter for inclusion therein, it being understood and agreed that the only such information is that described in Section 11 hereof.
(c)     The date of this Underwriting Agreement is not more than three years subsequent to the Initial Registration Statement Effective Date. If, immediately prior to the third anniversary of the Initial Registration Statement Effective Date, any of the Shares remain unsold by the Underwriter, the Company, prior to that third anniversary will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Underwriter, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.
(d)     As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus at the Applicable Time and the information set forth in Schedule III, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the information furnished by the Underwriter consists only of the information described in Section 11 hereto.
(e)     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the information furnished by the Underwriter consists only of the information described in Section 11 hereto. The Company has complied with and will comply with Rule 433 under the Securities Act.
(f)     The Company and each subsidiary of the Company listed on Schedule II attached hereto (the “Subsidiaries” and each a “Subsidiary”) have been duly incorporated and are validly existing corporations in good standing under the laws of their respective jurisdictions of organization, with full power and authority (corporate and other) to own, lease and operate, as the case may be, their respective properties and conduct their respective businesses as described in the General Disclosure Package; and each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties, or results of operations of the Company and the Subsidiaries, taken as a whole (“Material Adverse Effect”). Neither the Company nor any of the Subsidiaries has received a written notification that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, and, to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. Each of the Company and the Subsidiaries is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect, except where any failure to possess or operate the same, singularly or in the aggregate, would not have a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation of its charter or bylaws. The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act, and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.
(g)     The Company has all requisite corporate power and authority to enter into this Underwriting Agreement and perform the transactions contemplated hereby. This Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions herein contemplated will not result in (A) any violation of the charter, bylaws or other organizational documents of the Company or any Subsidiary or (B) a breach or violation of any of the terms and provisions of, or constitute a default under any contract, agreement, license, understanding, indenture, mortgage, deed of trust, loan agreement, joint venture, lease (including without limitation any sale and leaseback arrangement) or bond, debenture, note or other evidence of indebtedness, to which the Company or any Subsidiary is a party or by or to which it or its properties (including without limitation all Company Intellectual Property (as defined in Section 1(w)) are or may be bound or subject (each, a “Contract”) or any law, order, ruling, rule, regulation, writ, assessment, injunction, judgment or decree of any government or governmental court, agency or body, domestic or foreign, having jurisdiction over the Company, any Subsidiary or over any of their respective properties (including without limitation all Company Intellectual Property) or Contracts (“Government Entity”) or by or to which they or such of their properties or Contracts are or may be bound or subject (each, a “Law”), except in the case of this clause (B), such defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, authorization or order of or qualification with any Government Entity is required for the execution and delivery of this Underwriting Agreement and the consummation by the Company of the transactions herein contemplated, except such consents (i) that will be obtained prior to the Closing Date (as defined in Section 2) and (ii) as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (if applicable), the Rules and Regulations, or under state or other securities or blue sky laws, the NASDAQ Global Market or the National Association of Securities Dealers, Inc. (the “NASD”), all of which requirements will be satisfied in all material respects at or prior to the Closing Date.

(h)     Except as disclosed in the General Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, overtly threatened to which the Company or any Subsidiary or, to the Company’s knowledge, to which any of their respective directors or officers is a party, or of which any of their respective properties (including without limitation all Company Intellectual Property) or any Contract is the subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would be reasonably likely to result in a decision, ruling, finding, judgment, decree, order or settlement having a Material Adverse Effect or to prevent consummation of the transactions contemplated hereby. There are no Contracts of a character required to be described or referred to in the General Disclosure Package, and/or filed as an exhibit to, the Registration Statement or the Prospectus by the Securities Act, the Exchange Act or the Rules and Regulations which have not been accurately described in all material respects in the General Disclosure Package, and/or filed as an exhibit to, the Registration Statement or the Statutory Prospectus at the Applicable Time, as applicable. The Contracts described in the General Disclosure Package are in full force and effect and are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) (A) has resulted or is reasonably likely to result in a breach, default, violation or waiver of any Contract or any provision thereof; (B) gives or is reasonably likely to give any party to any Contract the right to declare a breach, default or violation of or exercise any remedy under such Contract; (C) gives or is reasonably likely to give any party to any Contract the right to cancel, terminate, modify or be excused from performance of any obligations under such Contract; or (D) has resulted or is reasonably likely to result in a violation of any Law or in imposition of any fines, penalties, damages, injunctions, prohibitions or other sanctions, except in the cases of clauses (A), (B) and (C), where such breaches, defaults, violations, waivers, remedies, cancellations, terminations, modifications, excuses or impositions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(i)     All outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, except as disclosed in the General Disclosure Package. Except as set forth on Schedule II, the Company owns (directly or indirectly through the Subsidiaries) all of the outstanding shares of the Subsidiaries. The authorized, issued and outstanding capital stock of the Company is as set forth in the Statutory Prospectus at the Applicable Time and conforms in all material respects to the statements relating thereto contained in the General Disclosure Package (and such statements correctly state the substance of the instruments defining the capitalization of the Company in all material respects). The Shares have been duly authorized for issuance and sale to the Underwriter pursuant to this Underwriting Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Underwriting Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof, those that will have been expressly waived effective upon the consummation of the transactions contemplated on the Closing Date (as defined in Section 2 below), and those that will automatically expire upon or will not apply to the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares, except as may be required under state or other securities or blue sky laws, or the NASD. Except as disclosed in the General Disclosure Package and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Statutory Prospectus at the Applicable Time, the Company does not have outstanding any options to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, registration rights, convertible securities or obligations. The description of the Company’s stock option plans, employee stock purchase plans or similar arrangements, and the options or other rights granted and exercised thereunder, set forth in the General Disclosure Package accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.
(j)     With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”): (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), so qualifies; (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of The Nasdaq Global Market and any other exchange on which Company securities are traded; (iv) the per share exercise price of each Stock Option was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date; and (v) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not granted, and there is and has been no policy or practice of the Company of granting Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcements of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(k)     The Company meets the eligibility requirements for the use of Commission Form S-3 to register a primary offering of securities. When filed with the Commission, all of the Company’s Exchange Act reports incorporated by reference into the Statutory Prospectus at the Applicable Time conformed, to the extent applicable, in all material respects to the requirements, as to form, of the Exchange Act and the Rules and Regulations.

(l)     BDO Seidman, LLP, whose report on the financial statements of the Company is filed with the Commission and is incorporated by reference in the Registration Statement, the Statutory Prospectus at the Applicable Time and the Prospectus, are independent registered public accountants as required by the Securities Act and the Rules and Regulations. Except as described in the General Disclosure Package and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, BDO Seidman, LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.
(m)     The financial statements of the Company, together with the related schedules and notes, included in or incorporated by reference in the Registration Statement and included in the General Disclosure Package: (i) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; (ii) have been prepared in compliance with requirements of the Securities Act and the Rules and Regulations and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented (except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package) and the schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein (provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles); (iii) comply with the antifraud provisions of the Federal securities laws; and (iv) describe accurately, in all material respects, the controlling principles used to form the basis for their presentation. There are no financial statements (historical or pro forma) and/or related schedules and notes that are required to be included in the Registration Statement, the Statutory Prospectus at the Applicable Time and the Prospectus that are not included as required by the Securities Act, the Exchange Act and/or the Rules and Regulations.
(n)     Subsequent to December 29, 2006 and except as disclosed in the General Disclosure Package there has not been (i) any change, development or event that might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company or any Subsidiary, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (vi) any loss or damage (whether or not insured) to the property of the Company that has been sustained or will have been sustained that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(o)     Except as set forth in the General Disclosure Package: (i) each of the Company and the Subsidiaries (A) has good and marketable title to all properties and assets described in the General Disclosure Package as owned by it and (B) owns or possesses adequate licenses or other rights of use to all patents, patent applications (for the purpose of this sentence, a patent application shall be considered to be the patent that would issue from such patent application as currently pending), patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, domain names, copyrights and other information (collectively, “Intellectual Property”) that is necessary to conduct its business as currently conducted, as such business is described in the General Disclosure Package, and the Company has not received written notice of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing except for those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) each of the Company and the Subsidiaries has valid rights to lease or otherwise use, including, without limitation, rights pursuant to any leases that are the subject of any sale and leaseback arrangement, for all properties described in the General Disclosure Package as leased by it. Except as set forth in the General Disclosure Package, the Company owns or leases all such properties as are necessary to its operations as currently conducted.
(p)     Each of the Company and the Subsidiaries has timely filed all Federal, state and foreign income and franchise tax returns required to be filed by it on or prior to the date hereof, and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company’s knowledge, might be asserted against the Company or any Subsidiary that might reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.
(q)     Except as set forth in the General Disclosure Package, the Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(r)     Except as described in the General Disclosure Package, the Company’s Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD Rules”) and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The Audit Committee has reviewed the adequacy of its charter within the past 12 months.
(s)     Except as described in the General Disclosure Package, the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Except as described in the General Disclosure Package, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(t)     The Company maintains insurance with insurers of recognized financial responsibility of the types and, to the Company’s knowledge, in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
(u)     Neither the Company nor any Subsidiary has sustained since the date of the latest financial statements included in the General Disclosure Package any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package or other than any losses or interferences which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(v)     No labor dispute with employees of the Company exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company’s employees and, to the Company’s knowledge, no such agreement is imminent.
(w)     Except as disclosed in the General Disclosure Package, neither the Company nor any Subsidiary has received any written notice or has any knowledge of (i) any potential infringement or misappropriation by others of Intellectual Property that the Company or any Subsidiary owns or for which the Company or any Subsidiary possesses licenses or other rights of use (“Company Intellectual Property”), (ii) any Intellectual Property of others that potentially conflicts or interferes with Company Intellectual Property or (iii) any potential infringement or misappropriation of Intellectual Property of others by or on behalf of the Company or any Subsidiary in the conduct of its business as it is or has been conducted, in each case as such business or potential future business is described in the General Disclosure Package, that in each instance of the preceding cases might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect if the subject of a decision, ruling, finding, judgment, decree, order or settlement that is in whole or in part unfavorable to the Company or any Subsidiary. With respect to all patents, copyrights, trademarks and applications for any of the foregoing included in Company Intellectual Property, either the Company or a Subsidiary exclusively holds the first rights to enforce, protect and defend such Company Intellectual Property and to protect the subject matter thereof by bringing claims, demands, suits and actions and proceedings against others for any and all legal and equitable remedies by reason of past, present and future infringement of such Company Intellectual Property. Except as disclosed in the General Disclosure Package, no patent, copyright, trademark or application for any of the foregoing included in the Company Intellectual Property is currently the subject of or subject to any license or sublicense to a third party or the subject of or subject to any license, contract, or agreement pursuant to which the Company is or may become obligated to transfer or grant to others any right, title or interest in or to any such Company Intellectual Property, except for such licenses, sublicenses, transfers and grants that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, no claim of any patent or patent application (assuming the claims of patent applications issue as currently pending) included in Company Intellectual Property is unenforceable or invalid, except for such unenforceability or invalidity that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand has occurred, is pending, has been made, or, to the knowledge of the Company, is threatened, that challenges the validity, enforceability, scope, use, or ownership of, that may result in the Company becoming obligated to transfer or grant to others any right, title or interest in or to Company Intellectual Property, or that otherwise relates to, any Company Intellectual Property anywhere in the world, nor to the Company’s knowledge is there any reasonable basis on which a third party could bring any such action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand. All patent applications licensed to the Company or the Subsidiaries for which the Company controlled or controls prosecution, and all patent applications owned by the Company or the Subsidiaries (collectively, “Company Patent Applications”), as well as all patent applications from which unexpired patents licensed to or owned by the Company or the Subsidiaries (collectively “Company Patents”) issued and for which the Company or the Subsidiaries controlled or controls prosecution, were duly and properly filed with the U.S. Patent and Trademark Office (the “PTO”) or with appropriate foreign and international patent authorities, as applicable, and were filed and currently are in compliance with statutory and other legal requirements (including without limitation payment of filing, prosecution and maintenance fees). The Company Patent Applications are currently pending with the applicable authorities and have not been abandoned or finally disallowed. For each of the U.S. Company Patents and applications from which they issued, the U.S. Company Patent Applications, the non-U.S. Company Patents and applications from which they issued, and the non-U.S. Company Patent Applications, there has been compliance with any applicable PTO duty of candor and disclosure and any applicable ex-U.S. duties, responsibilities or obligations similar or corresponding thereto. Each former and current employee and independent contractor of the Company and each of the Subsidiaries has signed and delivered one or more written contracts with the Company or the Subsidiaries pursuant to which such employee or independent contractor assigns to the Company or the Subsidiaries all of his, her or its rights in and to any inventions, discoveries, improvements, works of authorship, know-how or information made, conceived, reduced to practice, authored or discovered in the course of employment by or performance of services for the Company or the Subsidiaries and any and all patent rights, copyrights, trademark and other intellectual property rights therein or thereto, except for those former or current employees or contractors with respect to whom the failure obtain such contracts would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(x)     The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market. Except as described in the General Disclosure Package, the Company has not received any notification that the Commission or the NASD is contemplating terminating such registration or listing. The Company has taken all actions necessary to list the Shares for quotation on the NASDAQ Global Market (other than such filings and notifications as may be necessary following the execution of this Agreement and the Closing Date).

(y)     The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
(z)     The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute, any offering materials in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or, subject to Section 8, any other materials permitted by the Securities Act and the Rules and Regulations.
(aa)     Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Shares on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act.
(bb)     Each of the Company and the Subsidiaries is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where a failure to so comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; to the Company’s knowledge, no unwaivable “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(cc)     Except as set forth in the General Disclosure Package, (i) each of the Company and the Subsidiaries is in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business, except where the failure to comply would not reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect; (ii) neither the Company nor any Subsidiary has received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the General Disclosure Package; (iii) to the Company’s knowledge, neither the Company nor any Subsidiary is currently required to make future material capital expenditures to comply with Environmental Laws; and (iv) to the Company’s knowledge, no property that is owned, leased or occupied by the Company or any Subsidiary has been designated a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

(dd)     The Company has caused each executive officer and director listed on Schedule I hereto to furnish to the Underwriter, on or prior to the date of this Underwriting Agreement, a letter or letters, in form and substance satisfactory to the Underwriter (the “Lock-up Agreements”), pursuant to which such person shall agree not to, directly or indirectly, for a period commencing on the date of this Underwriting Agreement and ending on the close of business on the 90th day after the date of this Underwriting Agreement (the “Lock-up Period”), offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise sell or dispose of (collectively, a “Disposition”) any shares of Common Stock (including without limitation, shares of Common Stock that may be deemed to be beneficially owned by such person in accordance with the Rules and Regulations and shares of Common Stock that may be issued upon the exercise of a stock option or warrant) or any securities convertible into, derivative of or exchangeable or exercisable for Common Stock (collectively, “Securities”), owned directly by such person or as to which such person has the power of disposition, in any such case whether owned as of the date of such letter or acquired thereafter, except for such Dispositions that are expressly permitted by the Lock-up Agreements. Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by the Lock-up Agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by the Underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. The foregoing restrictions have been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction, as more fully described in the Lock-up Agreements. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriter true, accurate and complete copies of all of the Lock-up Agreements currently in effect or effected hereby. The Company hereby represents and warrants that it will not release, prior to the expiration of the Lock-up Period, any of its officers or directors from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter. In addition, the Company agrees to use its reasonable best efforts to cause each person who shall be elected as a director of the Company during the Lock-Up Period to sign a Lock-Up Agreement for the balance of the Lock-Up Period.
(ee)     There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the General Disclosure Package.
(ff)     To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers or directors or, to the Company’s knowledge, any of the Company’s 5% or greater security holders, except as set forth in the General Disclosure Package.

(gg)     The Company has not sold or issued any shares of Common Stock during the six-month period preceding the Applicable Time, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued in a public offering pursuant to a valid and effective registration statement filed with the Commission or shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants. There are no registration rights with respect the Company’s securities that have not been complied with or properly waived in connection with the Registration Statement or the Prospectus.
(hh)     No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company, its Subsidiaries or any of its officers or directors contained in the Registration Statement or the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(ii)     All preclinical and clinical studies conducted by or on behalf of the Company for products or proposed products of the Company in active development that have not been approved for marketing by the FDA are described in the General Disclosure Package. To the Company’s knowledge, after reasonable inquiry, the clinical and preclinical studies conducted by or on behalf of the Company that are described in the General Disclosure Package or the results of which are referred to in the General Disclosure Package were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical and clinical studies from which data will be submitted to support marketing approval, except as described in the General Disclosure Package. The descriptions in the General Disclosure Package of the results of such studies are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical study the aggregate results of which are inconsistent with or otherwise call into question the results of any clinical study conducted by or on behalf of the Company that are described in the General Disclosure Package or the results of which are referred to in the General Disclosure Package. Except to the extent disclosed in the General Disclosure Package, the Company has not received any written notices or statements from the United States Food and Drug Administration (the “FDA”), the European Medicines Agency (“EMEA”) or any other governmental agency or authority imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any clinical or preclinical studies that are described in the General Disclosure Package or the results of which are referred to in the General Disclosure Package.
(jj)     Except to the extent disclosed in the General Disclosure Package, the Company has not received any written notices or statements from the FDA, the EMEA or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any new drug application or marketing authorization application for any product or potential product of the Company or the Subsidiaries is or has been rejected or determined to be non-approvable or conditionally approvable; (ii) a delay in time for review and/or approval of a marketing authorization application or marketing approval application in any other jurisdiction for any product or potential product of the Company or the Subsidiaries is or may be required, requested or being implemented; (iii) one or more clinical studies for any product or potential product of the Company or the Subsidiaries shall or may be requested or required in addition to the clinical studies described in the General Disclosure Package as a precondition to or condition of issuance or maintenance of a marketing approval for such product or potential product; (iv) any license, approval, permit or authorization to conduct any clinical trial of or market any product or potential product of the Company or the Subsidiaries has been, will be or may be suspended, revoked, modified or limited, except in the cases of clauses (i), (ii), (iii) and (iv) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except to the extent disclosed in the General Disclosure Package, the Company and each of the Subsidiaries is operating in substantial compliance, in all material respects, with all applicable rules and regulations of the FDA and the EMEA; and, except to the extent disclosed in the General Disclosure Package, neither the Company nor any Subsidiary has received any written notices from the FDA, the EMEA or any other governmental agency notifying the Company or any Subsidiary of its failure to comply with manufacturing or other procedures, including without limitation the FDA’s Quality System Regulations and Medical Device Reporting regulations.
(kk)     Except to the extent disclosed in the General Disclosure Package, to the Company’s knowledge, the preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and potential products of the Company or the Subsidiaries is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The descriptions of the results of such tests and trials contained in the General Disclosure Package are accurate in all material respects. Except to the extent disclosed in the General Disclosure Package, the Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. Except to the extent disclosed in the General Disclosure Package, the Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company or the Subsidiaries, any alleged product defect of any product or potential product of the Company or the Subsidiaries, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company or the Subsidiaries, and the Company is not aware of any facts or information that would cause the Company to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

The Company acknowledges that the Underwriter and, for purposes of the opinions to be delivered to the Underwriter pursuant to Section 6 of this Underwriting Agreement, counsel for the Company and counsel for the Underwriter will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.
2.     Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase the from the Company, the Firm Shares at a purchase price of $4.70 per Share.
The Company will deliver the Firm Shares to the Underwriter against payment of the purchase price in cash by wire transfer of immediately available funds to an account or accounts of the Company, which accounts have been designated by the Company in writing at least one day prior to the Closing Date at the offices of Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, California 94111, at 7:00 a.m. Pacific Daylight Time, on May 1, 2007, or at such other time not later than seven full business days thereafter as the Underwriter and the Company may mutually agree, such time being herein referred to as the “Closing Date.” The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriter requests and (i) will be made available for checking and packaging at the above office of Shartsis Friese LLP, at least 24 hours prior to the Closing Date or (ii) delivered through the facilities of the Depositary Trust Company (“DTC”) for the account of the Underwriter.
In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Underwriting Agreement, by the Underwriter, to the Company setting forth the number of Option Shares to be purchased and the time and date at which such certificates are to be delivered in the same manner as the Firm Shares certificates. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriter, but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares will be made on the Option Closing Date in immediately available funds by wire transfer to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor at the offices of Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, California 94111 in the same manner as the delivery of the Firm Shares.
3.     Offering by Underwriter. It is understood that the Underwriter proposes to offer the Shares for sale to the public as set forth in the General Disclosure Package.
4.     Certain Agreements of the Company. The Company agrees with the Underwriter:

(a)     to file each Statutory Prospectus (including the Prospectus) pursuant to and in accordance with Rule 424(b) under the Securities Act not later than the second business day following the date it is first used;
(b)     (i) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Underwriter may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of the process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and (ii) to promptly advise the Underwriter of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;
(c)     to make available to the Underwriter copies of each Registration Statement, each related preliminary prospectus, and, so long as a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by the Underwriter or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 10:00 a.m., New York time, on the second business day following the date of this Underwriting Agreement. All other documents shall be so furnished as soon as available;
(d)     to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and not effect any such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of the filing of any such amendment or supplement, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every commercially reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and, for so long as the delivery of the Prospectus is (or, but for the exemption in Rule 172 under the Securities Act would be) required in connection with the offer or sale of the Shares, to file no such amendment or supplement to which the Underwriter shall object in writing;
(e)     if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) of the Securities Act;
(f)     (i) to the extent not publicly filed, to furnish to the Underwriter for a period of one year from the date of this Underwriting Agreement copies of any reports or other communications which the Company shall send to its stockholders and (ii) such other information publicly disclosed by the Company as the Underwriter may reasonably request in writing regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available, or are requested in writing by the Underwriter;

(g)     to advise the Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is (or, but for the exemption in Rule 172 under the Securities Act would be) required to be delivered under the Securities Act which would require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish the Underwriter a copy of such proposed amendments or supplements before filing any such amendment or supplement with the Commission;
(h)     to furnish the Underwriter five conformed copies of the initial registration statement and of all amendments thereto (including all exhibits thereto);
(i)     to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;
(j)     to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, each Statutory Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment); (ii) the registration, issuance, sale and delivery of the Shares; (iii) the printing of this Underwriting Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter (including costs of mailing and shipment); (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state laws as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys to the Underwriter; (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ Global Market and any registration thereof under the Exchange Act; (vi) the review, if any, of the public offering of the Shares by the NASD (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriter); (vii) the presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Underwriter’s sales force, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; and (viii) the performance of the other obligations of the Company hereunder; provided, however, that except as otherwise set forth in Sections 5 and 9 of this Underwriting Agreement, the Underwriter shall pay its own costs and expenses, including the costs and expenses of counsel for the Underwriter;
(k)     for so long as the delivery of the Prospectus is (or, but for the exemption in Rule 172 under the Securities Act would be) required in connection with the offer or sale of the Shares, to furnish to the Underwriter a reasonable period of time before filing with the

Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which the Underwriter reasonably objects;
(l)     not to take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
(m)     not to effect, for a period commencing on the date of this Underwriting Agreement and ending on the close of business on the 90th day after the date of this Underwriting Agreement, without the prior written consent of the Underwriter, the Disposition of, directly or indirectly, any Securities other than the sale of the Shares hereunder; provided that nothing in this Underwriting Agreement shall prevent the Company’s issuance of (i) equity securities under the Company’s currently authorized equity incentive plans, including its employee stock purchase plan, or upon exercise of outstanding equity awards or warrants, (ii) securities issued or sold in connection with any corporate strategic development or similar transaction or (iii) any merger or acquisition transaction approved by the Company’s board of directors. Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of such 90-day period, or (ii) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restriction imposed hereby shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by the Underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act. Notwithstanding the foregoing, the Company shall be entitled to register for resale securities subject to existing registration rights in favor of Broadwood Partners, LP.
(n)     to file timely all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act and the Rules and Regulations subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is(or, but for the exemption in Rule 172 under the Securities Act would be) required in connection with the offering or sale of the Shares, and to promptly notify the Underwriter of such filing;
(o)     if, at the time this Underwriting Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or an additional registration statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment or additional registration statement to become effective as soon as possible and will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment or additional registration statement has become effective; and
(p)     to use all commercially reasonable efforts to maintain the quotation of the Shares on the NASDAQ Global Market and to file with the NASDAQ Global Market all documents and written notices required by the NASDAQ Global Market of companies that have securities traded in the over-the-counter market and quotations for which are reported by the NASDAQ Global Market.
5.     Reimbursement of Underwriter’s Expenses. If the Shares are not delivered for any reason other than the termination of this Underwriting Agreement pursuant to the second paragraph of Section 7 hereof or the default by the Underwriter in their obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(j) hereof, to reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.
6.     Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy of the representations and warranties on the part of the Company herein as of the Closing Date or the Option Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a)     The Underwriter shall have received, on the date hereof and on the Closing Date and the Option Closing Date, as the case may be, a comfort letter dated as of the date of this Underwriting Agreement, the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter, in form and substance satisfactory to the Underwriter, from BDO Seidman, LLP confirming that such firm is an independent registered accounting firm within the meaning of the Securities Act and the related published Rules and Regulations, and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
(b)     The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Underwriting Agreement. If the Company has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Underwriting Agreement. Prior to the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.
(c)     Between the time of execution of this Underwriting Agreement and the Closing Date or the Option Closing Date, as the case may be, (i) no change, development or event shall have occurred or become known to the Company, that might be reasonably expected to result in a Material Adverse Effect (other than as specifically described in the General Disclosure Package) and (ii) no transaction which is material to the Company shall have been entered into by the Company, except as required or permitted by this Underwriting Agreement.

(d)     The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion of Shartsis Friese LLP, counsel for the Company, addressed to the Underwriter, dated as of the Closing Date or the Option Closing Date, as the case may be, and in a form reasonably satisfactory to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, which opinion shall be in substantially the form attached hereto as Annex A.
(e)     The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, opinions of counsel for the Company and/or the Subsidiaries in each of Switzerland and Germany, addressed to the Underwriter, dated as of the Closing Date or the Option Closing Date, as the case may be, and in a form reasonably satisfactory to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, which opinions shall be in substantially the form attached hereto as Annex B-1, B-2 and B-3.
(f)     The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, the opinion of Fuldwider Patton LLP, intellectual property counsel for the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in a form reasonably satisfactory to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, which opinion shall be in substantially the form attached hereto as Annex C.
(g)     The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, the opinion of King & Spalding LLP, regulatory counsel for the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in a form reasonably satisfactory to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, which opinion shall be in substantially the form attached hereto as Annex D.
(h)     The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, the opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriter, dated as of the Closing Date or the Option Closing Date, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.
(i)     The Underwriter shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate of the President and Chief Executive Officer and Vice President and Chief Financial Officer of the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, in which such officers, in their capacities in such positions, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects (if not qualified by materiality or by a reference to a Material Adverse Effect) and in all respects (if qualified by materiality or by reference to a Material Adverse Effect); the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the respective date of the Company’s most recent financial statements in the General Disclosure Package, there has been no Material Adverse Effect, nor any change, development or event that might be reasonably likely to result in a Material Adverse Effect, except as set forth or contemplated in the Prospectus or any documents incorporated therein or by the General Disclosure Package.
(j)     The Company shall have obtained and delivered to the Underwriter the Lock-up Agreements referred to in Section 1(dd) hereof.
(k)     The Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter shall reasonably request (including certificates of officers of the Company), as to the accuracy and completeness of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriter hereunder.
(l)     At the Closing Date and the Option Closing Date, as the case may be, the Shares shall be eligible to be traded on the NASDAQ Global Market, subject to official notice of issuance, if applicable.
7.     Effective Date of Underwriting Agreement; Termination. This Underwriting Agreement shall become effective when the parties hereto have executed and delivered this Underwriting Agreement.
The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter if (a) since the time of execution of this Underwriting Agreement or the earlier respective dates as of which information is given in the General Disclosure Package, there has been any material adverse change, or any development reasonably likely to result in a material adverse change, in the business, operations, properties, condition (financial or other), business, properties, or results of operations of the Company which would, in the judgment of the Underwriter, make it impracticable or inadvisable to proceed with the offering or delivery of the Shares on the terms and in the manner contemplated by the Prospectus or (b) at any time prior to the Closing Date, (i) trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market shall have been generally suspended or material limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, (ii) a general moratorium on commercial banking activities shall have been declared by either the Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iii) there is an outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war or an occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus.

If the Underwriter elects to terminate this Underwriting Agreement as provided in this Section 7, the Company shall be notified promptly by the Underwriter.
If the sale to the Underwriter of the Shares, as contemplated by this Underwriting Agreement, is not carried out by the Underwriter for any reason permitted under this Underwriting Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Underwriting Agreement, the Company shall not be under any obligation or liability under this Underwriting Agreement (except to the extent provided in Sections 4(j), 5 and 9 hereof), and the Underwriter shall be under no obligation or liability to the Company under this Underwriting Agreement (except to the extent provided in Section 9 hereof).
8.     Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rules 164 and 433 under the Securities Act, as applicable to any Permitted Free Writing Prospectus, including timely Commission filings where required, legending and record keeping.
9.     Indemnification and Contribution.
(a)     The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, the Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or (ii) any omission or alleged omission to state a material fact required to be stated in such Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto or any related preliminary prospectus, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim in clauses (i) or (ii) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of the

Underwriter to the Company expressly for use with reference to the Underwriter in such Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 11. Notwithstanding the foregoing, the Company shall not be liable in any matter to the extent that any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in any Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus that is subsequently corrected or disclosed in any amendment or supplement thereto, as the case may be; provided, however that such amendment or supplement was timely delivered to the Underwriter prior to its use.
(b)     The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of the Underwriter to the Company expressly for use with reference to the Underwriter in the Registration Statement, any Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any related preliminary prospectus (it being understood and agreed that the only such information furnished by the Underwriter consists of the information described in Section 11), or (ii) any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Statutory Prospectus at the Applicable Time or such Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or necessary to make such information not misleading..
(c)     Promptly after receipt by an indemnified party under this Section 9 of written notice of the commencement of any action in respect of which indemnity could be sought under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent (but only to the extent) such indemnifying party is prejudiced thereby. In case any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party for separate counsel retained by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ one separate counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of the counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or the other indemnified parties which are inconsistent with those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after written notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Any such separate counsel for the Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriter, and any such separate counsel for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d)     If for any reason the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as reflected on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)     The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriter under this Section shall be in addition to any liability which the Underwriter may otherwise have.
(f)     The indemnity and contribution agreements, including, without limitation, with respect to the payment of expenses, contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its members, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, Section 20 of the Exchange Act, and shall survive the termination of this Underwriting Agreement or the issuance and delivery of the Shares. The Company and the Underwriter agree promptly to notify each other of the commencing of any action in respect of indemnity against it and against any of the officers or directors of the Company in connection with the issuance and sale of the Shares, or in connection with the General Disclosure Package.
10.     Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriter shall be mailed, hand-delivered or sent via facsimile (and confirmed by letter) to: Pacific Growth Equities, LLC, One Bush Street, Suite 1700, San Francisco, California, 94104, facsimile number (415) 274-6849, Attention: Howard Bernstein, Director of Compliance, with a copy (not constituting notice) to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, Seventh Floor, San Francisco, California 94111, facsimile number (415) 217-5910, Attention: Julia Vax, Esq.; if sent to the Company, such notice shall be mailed, hand-delivered or sent via facsimile (and confirmed by letter) to: STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California 91016, facsimile number (626) 358-3049, Attention: Deborah Andrews, Vice President and Chief Financial Officer, with a copy (not constituting notice) to Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, California 94111, facsimile number (415) 421-2922, Attention: P. Rupert Russell, Esq.

11.     Information Furnished by the Underwriter. The statements set forth in the penultimate paragraph of the cover of the Prospectus and in paragraphs 3, 12 and 13 under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3 and 9 hereof.
12.     No Fiduciary Duty. Notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, Company acknowledges that in connection with the offering of the Shares: (a) the Underwriter has acted at arms’ length, is not an agent of, and owes no fiduciary duties to, the Company or any other person, (b) the Underwriter owes the Company only those duties and obligations set forth in this Underwriting Agreement and (c) the Underwriter may have interests that differ from those of the Company. The Company waives to the fullest extent permitted by applicable law any claims it may have against the Underwriter arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
13.     Parties at Interest. This Underwriting Agreement has been and is made solely for the benefit of the Underwriter, the Company and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Underwriting Agreement.
14.     Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflicts of laws.
15.     Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriter and the Company and their successors and assigns and any successor assign of any substantial portion of the Company’s or any of the Underwriter’s business and/or assets.
16.     Entire Agreement. This Underwriting Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
17.     Amendments. This Underwriting Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
18.     Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.
19.     Counterparts. This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

If the foregoing correctly sets forth the understanding between the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriter.

Very truly yours, STAAR Surgical Company
By:	/s/Deborah Andrews
	Name:	Deborah Andrews
	Title:	CFO

Accepted and agreed to as of the date
first above written:

PACIFIC GROWTH EQUITIES, LLC
By:	/s/Richard Osgood
	Name:	Richard Osgood
	Title:	Chairman

Schedule I
Schedule of Lock-Up Agreements
David Bailey
Deborah Andrews
Nick Curtis
Thomas Paul
Charles Kaufman
Robert Lally
Donald Bailey
Donald Duffy
David Morrison
David Schlotterbeck

Schedule II
Subsidiaries
STAAR Surgical AG (Switzerland)(1)
Domilens GmbH (Germany) (2)
Circuit Tree Medical Inc. (3)
Concept Vision Plc (Australia) (3)

(1)	STAAR Surgical AG is a 100% wholly owned Subsidiary of the Company.

(2)	Domilens GmbH is a 100% wholly owned Subsidiary of STAAR Surgical AG.

(3)	Circuit Tree Medical Inc. and Concept Vision Plc are both 80% owned by the Company.

Schedule III
General Use Issuer Free Writing Prospectuses

Schedule IV
Limited Use Issuer Free Writing Prospectuses

ANNEX A
Form of Opinion of Company Counsel
1.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Prospectus. The Company is duly qualified to transact business as a foreign corporation in the State of California.
2.     The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.
3.     The Shares have been duly authorized and, on delivery to you against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
4.     The Company has an authorized capitalization as set forth in the Prospectus, and, to such counsel’s knowledge, the issued shares of capital stock of the Company (including the Shares) conform in all material respects to the description thereof contained in the Prospectus under the heading “Description of Capital Stock” as of the date specified therein (except for issuances subsequent to the date of the Prospectus, if any, pursuant to employee benefit plans described in the Prospectus or pursuant to the exercise of options or warrants described in the Prospectus or pursuant to or arising out of agreements dated March 21, 2007, between the Company and Broadwood Partners L.P.) to the extent that such description constitutes matters of law, summaries of legal matters, the Company’s Certificate of Incorporation and Bylaws (each as amended to date) or legal proceedings, or legal conclusions.
5.     The execution and delivery of the Underwriting Agreement and the performance by the Company of its terms will not (i) violate or result in a violation of the Company’s Certificate of Incorporation or Bylaws (each as amended to date), (ii) violate or result in a violation of any Orders, (iii) constitute a material breach of or constitute a default under any Material Agreement, or (iv) to such counsel’s knowledge, result in a violation of any material provision of the laws of the State of California, the General Corporation Law of the State of Delaware, or federal law, except, in the case of clauses (ii), (iii) and (iv), for those defaults, violations or failures that would not, to our knowledge, have a material adverse effect on the consummation of the transactions contemplated hereunder.
6.     There are no preemptive rights or other rights to subscribe for or to purchase any shares of the Shares pursuant to the Certificate of Incorporation or Bylaws of the Company (each as amended to date) or any Material Agreement (except pursuant to or arising out of agreements dated March 21, 2007, between the Company and Broadwood Partners L.P.).
7.     Except as described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the Act pursuant to any Material Agreement (except pursuant to or arising out of agreements dated March 21, 2007, between the Company and Broadwood Partners L.P.). To such counsel’s knowledge, all registration rights or other similar rights to have any securities registered have been waived or no longer remain in effect, or the Company has fully satisfied its obligations in connection with such rights (other than pursuant to or arising out of agreements dated March 21, 2007, between the Company and Broadwood Partners L.P.).
8.       The Company is not required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.
9.       The Registration Statement has been declared effective under the Act and the Prospectus was filed with the Commission pursuant to Rule 424(b).
10.     The Registration Statement, as of the effective date thereof, and the Prospectus, when filed with the Commission pursuant to Rule 424(b), were, on their face, compliant as to form in all material respects to the requirements under the Act (except that we render no opinion regarding the financial statements, supporting schedules, footnotes thereto or other financial or statistical data derived therefrom, which in each case is included therein or omitted therefrom).
11.     No authorization, approval or consent of any court or governmental authority or agency is required in connection with the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares or under the bylaws, rules and regulations of the NASD.
12.     The documents incorporated by reference into the Registration Statement and the Prospectus, as of their respective dates, were, on their face, compliant as to form in all material respects to the requirements for reports on Forms 10-K and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Act (except that we render no opinion regarding the financial statements, supporting schedules, footnotes thereto or other financial or statistical data derived therefrom, which in each case is included therein or omitted therefrom).
13.     To such counsel’s knowledge, other than as set forth in the Prospectus, there are no legal or governmental proceedings pending or overtly threatened in writing against the Company that are required to be described in the Registration Statement or Prospectus but are not described as required, which, if determined adversely to the Company, would have a material adverse effect on the consummation of the transactions contemplated by the Underwriting Agreement.
In addition, such counsel has participated in conferences with representatives of the Underwriter and with representatives of the Company and its accountants concerning the Registration Statement and the Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements. Based on and subject to the foregoing, nothing has come to such counsel’s attention that leads such counsel to believe that the Registration Statement, as of the date hereof, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus Supplement, at the time it was filed with the

Commission pursuant to Rule 424(b) under the Act or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, to our knowledge, no stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or overtly threatened under the Act (it being understood that such counsel has not been requested to and does not make any comment in this paragraph with respect to any subsidiary of the Company or any healthcare regulatory matter or intellectual property matter, or any disclosures in connection therewith or arising therefrom, or to any of the financial statements, supporting schedules, footnotes, and other financial or statistical information in the Registration Statement or Prospectus or any amendments or supplements thereto, or any of the documents included or deemed to be included therein, or any other matter excluded from the opinions above).

ANNEX B-1
Form of Opinion of Winston & Strawn LLP (STAAR Surgical AG)
1.     STAAR Surgical AG (the “Swiss Subsidiary”) has been duly incorporated and is a corporation validly existing and in good standing under the laws of its jurisdiction of organization, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the General Disclosure Package.
2.     All of the issued and outstanding shares of capital stock of the Swiss Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by STAAR Surgical Company, a Delaware corporation (“Parent”).
3.     To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Swiss Subsidiary or Parent is subject, or by which any of its properties are bound, before or by any governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the General Disclosure Package, and which are not so described as required.

ANNEX B-2
Form of Opinion of Heuking Kühn Lüer Wojtek (Domilens GmbH)
1.     Domilens GmbH (“Domilens”) has been duly incorporated and is a corporation validly existing and in good standing under the laws of its jurisdiction of organization, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the General Disclosure Package.
2.     All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record by STAAR Surgical AG, a company formed existing under the laws of Switzerland.
3.     To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which Domilens or STAAR Surgical Company, a Delaware corporation, its ultimate parent entity (“Parent”), is subject, or by which any of its properties are bound, before or by any governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the General Disclosure Package, and which are not so described as required.

ANNEX B-3
Form of Opinion of Taylor Wessing (Domilens GmbH)
1.     To such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which Domilens GmbH (“Domilens”) or STAAR Surgical Company, a Delaware corporation, its ultimate parent entity (“Parent”), is subject, or by which any of its properties are bound, before or by any governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the General Disclosure Package, and which are not so described as required.
In connection with the preparation of the Registration Statement, the Prospectus and the General Disclosure Package, such counsel has reviewed Parent’s disclosures regarding Domilens contained therein, including the following portions of Parent’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006 incorporated by reference into the Registration Statement:
A.     “Risk Factors — The success of our international operations depends on our successfully managing our foreign subsidiaries.”
B.     “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview — Investigation of Fraud at Domilens GmbH”
C.     “Controls and Procedures — Evaluation of Disclosure Controls and Procedures” and “Controls and Procedures — Management Report on Internal Control Over Financial Reporting”
Such counsel has not independently verified, and accordingly is not confirming and assumes no responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the General Disclosure Package. However, on the basis of the foregoing, no facts have come to such counsel’s attention that have caused such counsel to believe that, with respect to the disclosures relating to Domilens contained therein, (i) the Registration Statement at the date and time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date or the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however that such counsel expresses no view as to statements regarding healthcare regulatory or intellectual property protection matters, or the financial statements and schedules, related notes and other financial data and statistical data derived therefrom.

ANNEX C
Form of Opinion of Intellectual Property Counsel
A.     Such counsel has no reason to believe after diligent inquiry that: (i) the Registration Statement, at the date that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus, including the Company’s Annual Report on Form 10-K for the year ended December 29, 2006 (the “Form 10-K”) incorporated by reference therein, as of its date or the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; and we do not know after diligent inquiry of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Prospectus or to be filed as exhibits thereto which are not described or filed, as required.
B.     The statements under the captions “Risk Factors — We risk losses through litigation,” “Risk Factors — We depend on proprietary technologies, but may not be able to protect our intellectual property rights adequately,” “Risk Factors — We may not successfully develop and launch replacements for our products that lose patent protection,” “Patents, Trademarks and Licenses” and “Canon-Staar Joint Venture” in the Prospectus and the Form 10-K incorporated by reference therein, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information called for with respect to such documents and matters.
C.     The Company is either the sole assignee of record at the PTO or the appropriate foreign office or is the exclusive licensee of record of each of the patents listed under the heading “Granted Patents Worldwide” on Schedule V.A.1 hereof (the “Worldwide Patents”) and each of the patent applications listed under the heading “Pending Patents Worldwide” on Schedule V.A.2 hereof (the “Worldwide Applications”).
D.     To the best knowledge of such counsel, after diligent inquiry, the Company owns 55 issued U.S. Patents (the “U.S. Patents”) and 5 pending U.S. Applications (the “U.S. Applications”). Such counsel knows of no claims by others in or to any of the U.S. Patents or U.S. Applications, including without limitation any ownership claims, liens, pledges, security interests, or other encumbrances, other than a security interest held by Wells Fargo Bank, National Association resulting from a Security Agreement dated June 8, 2006 (the “Security Interest”). To such counsel’s knowledge, none of the U.S. Patents is subject to an interference, reexamination, reissue examination, or declaratory action. To such counsel’s knowledge, none of the U.S. Applications has been appealed or subject to an interference.
E.     To the best knowledge of such counsel, after diligent inquiry, the Company is either the sole assignee of record at the appropriate foreign office or the exclusive licensee of record of each of the 94 foreign patents listed on Schedule V.A.1 hereof (the “Non-U.S. Patents”) (collectively, the U.S. Patents and Non-U.S. Patents are referred to herein as the

“Patents”) and each of the 30 foreign patent applications listed on Schedule V.A.2 hereof (the “Non-U.S. Applications”) (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the “Applications”). Such counsel knows of no claims by others in or to any of such Non-U.S. Patents or Non-U.S. Applications, including without limitation any ownership claims, liens, pledges, security interests, or other encumbrances, other than the Security Interest. To such counsel’s knowledge, none of the Non-U.S. Patents is subject to an opposition except European Patent No. 0746237, national invalidation proceeding or national court proceeding. An Opposition to European Patent No. 0746237 was filed by Hoya Corporation on June 1, 2006 in the European Patent Office. The Company is contesting the Opposition and has filed a Response to the Opposition, and is awaiting further action in the case. To such counsel’s knowledge, none of the Non-U.S. Applications has been appealed and only one non-U.S. Application, Japanese Patent Application No. 2006-000120, has been finally rejected and subsequently abandoned by the Company.
F.     Such counsel is not aware after diligent inquiry of any facts that the Company lacks or will be unable to obtain rights to all Intellectual Property necessary to the conduct of its business as now or proposed to be conducted by the Company as described in the Prospectus, including the Form 10-K incorporated by reference therein. Such counsel is not aware after diligent inquiry of any facts that (i) would preclude the Company from having clear title to the Patents and Applications (other than the Security Interest), (ii) would lead such counsel to conclude that any of the Patents are invalid or unenforceable or that any patent issued from an Application would be invalid or unenforceable, or (iii) would preclude the grant of a patent from each of the Applications, other than as stated above.
G.     Such counsel is not aware after diligent inquiry of any material defects of form in the preparation, filing or prosecution of the Applications on behalf of the Company or licensors of the Applications. To the best of such counsel’s knowledge, the Company, the Company’s patent counsel, and patent counsel of its licensors and licensees have complied with the PTO duty of candor and disclosure before the PTO for each of the U.S. Patents and U.S. Patent Applications. To the best of such counsel’s knowledge, the Applications are being diligently pursued by the Company, except as stated above;
H.     Such counsel is not aware after diligent inquiry , and the Company has not received any notice, of any pending or threatened actions, suits, proceedings, or claims by governmental authorities or others challenging the validity, enforceability, or scope of the Applications or Patents, other than the patent application proceedings themselves, except as stated above;
I.     Such counsel is not aware after diligent inquiry of any pending or threatened notification, action, suit, proceeding or claim by governmental authorities or others that the Company is infringing, misappropriating, or otherwise violating any patents, trademarks, trade secrets or other Intellectual Property rights that are not owned or licensed by the Company, other than as stated above;
J.     Such counsel is not aware after diligent inquiry of any patents, trademarks, trade secrets, or other Intellectual Property rights of others that are or would be infringed, misappropriated, or otherwise violated by the manufacture, sale, offer for sale, importation, use, advertising or promotion of the Company’s products or proposed products referred to in the Prospectus except for an assertion against the Company by NewView Laser Eye, Inc. for infringement of U.S. Trademark Registration No. 2,385,657 for use of the phrase “See What You’ve Been Missing” on certain advertising materials; and
K.     Such counsel is not aware after diligent inquiry of any infringement, misappropriation, or other violation on the part of others of the Patents, Applications, trademarks, trade secrets, or other Intellectual Property of the Company.
Nothing has come to such counsel’s attention that has caused such counsel to believe that, with respect to the Intellectual Property of the Company, or with respect to any infringement by the Company of the Intellectual Property of others: (i) the Registration Statement, as of the date of the effectiveness thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Prospectus, as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ANNEX D
Form of Opinion of Regulatory Counsel
1.     The statements in the Registration Statement and the Prospectus under the captions in the Regulatory Sections, insofar as such statements purport to constitute summaries of applicable provisions of the Federal Food, Drug and Cosmetic Act, as amended, other statutes enforced by the FDA, and the regulations promulgated thereunder (“FDA statutes and regulations”), constitute accurate summaries of the terms of such statutes and regulations.
2.     To such counsel’s knowledge, the FDA statutes and regulations summarized in the Regulatory Sections in the Registration Statement and the Prospectus are the FDA statutes and regulations that are material to the Company’s business as described in the Registration Statement and the Prospectus.
3.     Such counsel is not aware of any lawsuit, enforcement action, or other regulatory proceeding, pending or threatened, brought by or before the FDA, in which the Company is or would be the defendant or respondent, nor is such counsel aware of any adverse judgment, decree, or order currently in effect that has been issued by the FDA against the Company.
In such counsel’s capacity as special regulatory counsel for the Company, such counsel reviewed the Regulatory Sections in the Registration Statement and the Prospectus. Although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the review summarized above, insofar as such information relates to FDA matters considered in light of our understanding of FDA matters and the experience such counsel has gained in our practice thereunder, nothing has come to such counsel’s attention that causes such counsel to believe that:
(i)     the Regulatory Sections of the Registration Statement, and any amendments thereof, as of the effective date thereof, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; or
(ii)     the Regulatory Sections of the Prospectus or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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